Exhibit 99.1
Delek Logistics Partners, LP Increases Quarterly Cash Distribution to $0.95 per Common Limited Partner Unit

BRENTWOOD, Tenn., October 26th 2021 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) today declared its quarterly cash distribution for the third quarter 2021 of $0.95 per common limited partner unit, or $3.80 per common limited partner unit on an annualized basis. This distribution represents a 1.1 percent increase from the distribution for the second quarter 2021 of $0.94 per common limited partner unit ($3.76 per common limited partner unit annualized) and a 5 percent increase over Delek Logistics’ distribution for the third quarter 2020 of $0.9050 per common limited partner unit ($3.62 per common limited partner unit annualized). The third quarter 2021 cash distribution is payable on November 10, 2021 to unitholders of record on November 5, 2021.

"This sustains a consistent quarterly increase since the fourth quarter 2012 in the cash distribution and demonstrates stability of the business throughout various business cycles. Industry trends are positive with healthy margins driving strong utilization rates of refining and logistics assets. These macro dynamics provide us with confidence in the outlook for DKL” said Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements regarding Delek Logistics’ future distributions, including the amounts and timing thereof, and other statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” within the meaning of federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting it to Delek US' business risks; risks and uncertainties related to the effects of the COVID-19 pandemic; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics, including margins generated by its wholesale fuel business; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission.

Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Tax Considerations
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Delek Logistics Partners, LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Delek Logistics Partners, LP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate for individuals or corporations, as applicable. Nominees, and not Delek Logistics Partners, LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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